CONTACT:

Steve Handy, Senior Vice President and Chief Financial Officer
(949) 975-1550
steve.handy@smawins.com

EVC Group, Inc.
Douglas Sherk/Jennifer Beugelmans
(415) 896-6820
dsherk@evcgroup.com

SM&A ANNOUNCES FINAL RESULTS OF SHAREHOLDER MEETING

Vote on Delaware Reincorporation Approved by Shareholders

NEWPORT BEACH, CA, June 21, 2006—SM&A (Nasdaq: WINS) announced today that the reincorporation of SM&A in Delaware was approved. The Company, currently incorporated in California, expects to complete the reincorporation in the third quarter. The Company held its annual shareholder meeting on June 6, 2006, but the meeting was adjourned until June 20 because approximately 7 million shares had not yet voted on reincorporation in Delaware.

Safe Harbor Statement
The statements in this news release that refer to expectations for fiscal year 2006 are forward-looking statements that involve a number of risks and uncertainties. Any one or number of factors could cause actual results to differ materially from expectations, and could include: shift in demand for SM&A’s competition management and performance assurance services; fluctuations in the size, timing, and duration of client engagements; delays, cancellations, or shifts in emphasis for competitive procurement activities; declines in future defense, information technology, homeland security, new systems, and research and development expenditures, and other risk factors listed in SM&A’s SEC reports, including the report on Form 10-K/A for the year ended December 31, 2005. Actual results may differ materially from those expressed or implied. The company expressly does not undertake a duty to update forward-looking statements.

About SM&A
SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PLAN for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won.  Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services.  From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.